UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2006

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective January 1, 2006, the Company reorganized its business segments. As a result, and in connection with the Form 8-K dated April 5, 2006, the assets under management and administration by each related business segment of the Company will be reclassified in 2006 to conform to this reorganization. The reclassification of assets under management and administration is being provided in this Form 8-K solely to provide information concerning what the effect of the reclassification of the assets would have been had the reclassification occurred on January 1, 2005. Assets under management and administration are provided solely for informational purposes and represent assets of our clients, or of our client’s customers, for which we provide management or administrative services. These assets are not included in our balance sheets because we do not own them.

Also, on April 19, 2006, the Company issued a press release announcing that the Company’s Board of Directors has approved an increase in the Company’s stock repurchase program by an additional $50 million. A copy of the press release is attached as Exhibit 99.2 of this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Reclassification of 2005 Assets Under Management & Administration by Business Segment due to Business Segment Restructuring.

99.2	Press Release dated April 19, 2006 of SEI Investments Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI Investments Company

Date: April 21, 2006	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Reclassification of 2005 Assets Under Management & Administration by Business Segment due to Business Segment Restructuring.

99.2	Press Release dated April 19, 2006 of SEI Investments Company.

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